EXHIBIT "E-2"

                 Matters to be Addressed in
               Opinion of Counsel (Term Loan)


     1. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Each of the Guarantors [other than the Limited Partnership] is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. [The Limited Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware.]

     2. The Borrower has the corporate power and authority to execute, deliver, and perform the Term Note and the other Loan Documents to which the Borrower is a party. The execution, delivery, and performance by the Borrower of the Term Note and the other Loan Documents to which the Borrower is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under
   (a) the articles of incorporation or bylaws of the Borrower or any of the Subsidiaries, (b) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (c) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary.

     3. Each of the Guarantors has the power and authority to execute, deliver and perform the Guaranty and other Loan Documents to which such Guarantor is a party. The execution, delivery, and performance by each Guarantor of the Guaranty and other Loan Documents to which such Guarantor is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite corporate [or partnership] action on the part of such Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws [or partnership agreement] of such Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Guarantor is a party or by which it or any of its property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Guarantor.

     4. The Term Note and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid, and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

     5. Each Guaranty has been duly executed and delivered by the Guarantor named therein and constitutes the legal, valid, and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

     6. There are no legal or arbitral proceedings, and no proceedings by or before any Governmental Authority, pending or, to our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries, which if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any of its Subsidiaries.

     7. No authorization, consent, or approval of, or filing or registration with, any Governmental Authority is required in connection with the execution, delivery, or performance by the Borrower of the Term Note or any other Loan Document to which the Borrower is a party or the execution, delivery, and performance by any Guarantor of the Guaranty and other Loan Documents to which such Guarantor is a party.

     8. The Term Loan provided for in the Loan Documents is not usurious.


   FILE: OPINTER
   090793TCB2
   147:T2408-16800-ELCH













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